Exhibit 5.2

BOSTON        CONNECTICUT        NEW JERSEY        NEW YORK        WASHINGTON, DC

DAY PITNEY LLP

Attorneys at Law

7 Times Square, New York, NY 10036-7311

T: (212) 297 5800 F: (212) 916 2940

info@daypitney.com

April 1, 2010

First Commonwealth Financial Corporation

22 North Sixth Street

Indiana, PA 15701

Re:	First Commonwealth Financial Corporation

Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the registration statement on Form S-3 (the “Registration Statement”) filed or to be filed by First Commonwealth Financial Corporation, a Pennsylvania corporation (the “Corporation”), with the Securities and Exchange Commission in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), of, among other things, (i) an indeterminate amount of the Corporation’s debt securities (the “Debt Securities”) and (ii) warrants to purchase Debt Securities (the “Warrants” and, together with the Debt Securities, the “Securities”). Upon the effectiveness of the Registration Statement, the Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendments thereto, the Prospectus contained therein (the “Prospectus”) and the supplements to the Prospectus (the “Prospectus Supplements”).

The Debt Securities are to be issued pursuant to one or more indentures, forms of which have been filed as exhibits to the Registration Statement (the “Indentures”), to be entered into between the Corporation and a Trustee to be named therein. Each of the Indentures may be supplemented in connection with the issuance of any particular series of Debt Securities by a supplemental indenture or other appropriate action of the Corporation creating such series of Debt Securities. Any of the Securities may be sold pursuant to an underwriting agreement (each, an “Underwriting Agreement”) in substantially the form or forms to be filed as an exhibit to, or incorporated by reference in, the Registration Statement.

We, as your counsel, have examined the Registration Statement, the Indentures and such other instruments, documents, certificates and records which we have deemed relevant and necessary for the purpose of rendering this opinion. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of

First Commonwealth Financial Corporation

April 1, 2010

the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) the Registration Statement, and any amendments thereto (including any post-effective amendments), will have become effective under the Act and such effectiveness will not have been terminated or rescinded; (e) a Prospectus Supplement or Prospectus Supplements will have been filed with the Securities and Exchange Commission describing the Securities offered thereby; (f) the Securities will be issued and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (g) the Indentures, definitive purchase agreement, Underwriting Agreement or similar agreement with respect to any Securities offered (collectively, the “Documents”) will have been duly authorized, validly executed and delivered by the Corporation and the other parties thereto; (h) at the time of execution, authentication, issuance and delivery of the Debt Securities, the Indentures will be the valid and legally binding obligations of the Trustee named therein; (i) the execution, delivery and performance by the Corporation of the Indentures or the Securities will not violate the laws of the State of Pennsylvania or any other applicable laws (excepting the laws of the State of New York) and will not constitute a breach of violation of any agreement or instrument that is binding upon the Corporation, the Corporation’s articles of incorporation as amended and in effect at the relevant time or the Corporation’s bylaws as amended and in effect at the relevant time; (j) there shall not have occurred any change in law affecting the validity or enforceability of any of the Securities; (k) none of the terms of any of the Securities to be established subsequent to the date hereof, nor the issuance and delivery of any such Securities nor the compliance by the Corporation with the terms of any such Securities will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Corporation, or any restriction imposed by any court or governmental body having jurisdiction over the Corporation; (l) any securities issuable upon conversion, exchange, redemption or exercise of the Securities will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; and (m) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Corporation.

We are opining herein as to the effect of the subject transaction only with respect to the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

Based on such examination, we are of the opinion that:

1. When (i) the issuance of the Debt Securities has been duly authorized by appropriate corporate action of the Corporation and (ii) the Debt Securities, in the forms included in the Indentures filed, or incorporated by reference, as exhibits to the Registration Statement, have been duly completed, executed, authenticated and delivered in accordance with the Indentures and sold pursuant to any applicable definitive Underwriting Agreement, any applicable definitive purchase agreement or similar agreement approved by or on behalf of the Board of Directors of the

First Commonwealth Financial Corporation

April 1, 2010

Corporation (the “Board”) or upon exercise of the Warrants to purchase Debt Securities, and, in the case of Debt Securities acquired upon the exercise of Warrants to purchase Debt Securities, when the Corporation shall have received any additional consideration which is payable upon such exercise as described in the Registration Statement, any amendment thereto, the Prospectus, and any Prospectus Supplement, then such Debt Securities will be valid and binding obligations of the Corporation.

2. When (i) the issuance of the Warrants has been duly authorized by appropriate corporate action of the Corporation and (ii) the Warrants have been duly executed and delivered against payment therefore, pursuant to any warrant agreement or any agreements duly authorized, executed and delivered by the Corporation and a warrant agent, as applicable, and as described in the Registration Statement, any amendment thereto, the Prospectus, and any Prospectus Supplement, then such Warrants will be valid and binding obligations of the Corporation.

We express no opinion as to:

(a) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances and preferences;

(b) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, unconscionability, good faith and fair dealing, the effect of judicial discretion and the possible unavailability of specific performance, injunctive relief or other equitable relief, and limitations on rights of acceleration regardless of whether considered in a proceeding in equity or at law; and

(c) the enforceability of rights to indemnification and contribution provisions to the extent they may be subject to limitations of public policy and the effect of applicable statutes and rules of law.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and the use of our name wherever it appears in the Registration Statement, the Prospectus, the Prospectus Supplement, and in any amendment of supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

First Commonwealth Financial Corporation

April 1, 2010

This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

Very truly yours,

/s/ DAY PITNEY LLP

DAY PITNEY LLP